Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 10, 2022, relating to the consolidated financial statements of Kimberly-Clark Corporation and subsidiaries (“Kimberly-Clark”) and the effectiveness of Kimberly-Clark’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Kimberly-Clark for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Dallas, Texas
September 16, 2022